SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549-1004

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      January 22, 2004
                     -------------------
Commission       Registrant; State of Incorporation   I.R.S. Employer
File Number        Address and Telephone Number      Identification No.

1-5324      NORTHEAST UTILITIES                          04-2147929
            (a Massachusetts voluntary association)
            174 Brush Hill Avenue
            West Springfield, Massachusetts 01090-0010
            Telephone (413) 785-5871

0-11419     THE CONNECTICUT LIGHT AND POWER COMPANY      06-0303850
            (a Connecticut corporation)
            107 Selden Street
            Berlin, Connecticut 06037-1616
            Telephone (860) 665-5000

                       Not Applicable
                    ---------------------
   (Former name or former address, if changed since last report)



ITEM 5. OTHER EVENTS.

     On December 22, 2003, The Connecticut Light and Power
Company ("CL&P") and Select Energy, Inc. ("Select"), affiliates of Northeast Utilities ("NU"), and various other parties reached an agreement in principle to settle responsibility, as between CL&P and its standard offer suppliers, one of which was Select, for certain incremental locational marginal pricing costs incurred during 2003. The parties had been ordered by a Federal Energy Regulatory
Commission ("FERC") Settlement Judge to file a definitive settlement agreement reflecting this understanding with a FERC hearing judge by January 22, 2004.

     This filing has been delayed because certain details of the agreement have not yet been finalized, but NU believes
those issues will be resolved.   Once filed, the agreement
would be subject to review by the hearing judge and approval of FERC.

     In anticipation of the resolution of this matter, NU will record a reserve of approximately $36 million after tax, or $0.28 per share, in the fourth quarter of 2003.

     For further information, see NU's and CL&P's Current Report on Form 8-K dated December 22, 2003 and Management's Discussion and Analysis-Financial Condition and Notes to Consolidated Financial Statements-Note 4. Commitments and Contingencies in their Quarterly Report on Form 10-Q for the period ended September 30, 2003.



                 [SIGNATURE PAGE TO FOLLOW]

                          SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORTHEAST UTILITIES
                         (Registrant)


                         By: /s/  Randy A. Shoop
                         Name:    Randy A. Shoop
                         Title:   Assistant Treasurer - Finance






                         THE CONNECTICUT LIGHT AND POWER
                         COMPANY
                         (Registrant)


                         By: /s/ Randy A. Shoop
                                 Name: Randy A. Shoop
                                 Title:   Treasurer




Date:  January 22, 2004